Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Investor Relations Contact:
Tommy Pruitt	Ronald Low
Senior Communications Director	Sard Verbinnen and Company
843.574.3866	415.618.8750
tommy.pruitt@forceprotection.net	investorrelations@forceprotection.net

Force Protection Receives $150.3 Million in Awards to Extend Field Service Representatives in Kuwait and Afghanistan; Force Protection Europe not selected as preferred bidder in REDFIN and Land 121 projects in Australia, ending Force Protection’s participation in those competitions

LADSON, S.C.  — December 15, 2011 — Force Protection Industries, Inc., a FORCE PROTECTION, INC. (NASDAQ:FRPT) group company, today announced it has received two firm fixed price modification awards under contract  M67854-07-D-5031  for the extension of field service representatives (FSR) in Afghanistan and Kuwait from U.S. Marine Corps Systems Command, totaling approximately $150.3 million.

On December 12, 2011, Force Protection received an $88,860,348 firm fixed price modification under previously awarded contract (M67854-07-D-5031) for a 12-month renewal of 240 field service representatives to install liner blanket kits, install modernization safety kits, and conduct general maintenance work on the Cougar Mine Resistant Ambush Protected (MRAP) vehicle fleet supporting Operation Enduring Freedom.  Work will be performed in the theater of operations throughout Afghanistan, and is expected to be completed December 31, 2012.

On December 14, 2011, Force Protection received a $61,569,512 firm-fixed-price modification under previously awarded contract (M67854-07-D-5031) for a 12-month renewal of 177 field service representatives to install independent suspension systems; conduct battle damage assessment and repair; install block modification kits; and perform maintenance to bring vehicles back to full mission capable status on the Cougar MRAP vehicle fleet.  The modification also provides for FSR sponsorship, lodging, vehicle, bus, and heavy equipment rentals.  All work will be performed at the MRAP sustainment facility in Kuwait, and is expected to be completed December 31, 2012.

Separately, Force Protection Europe Ltd., a subsidiary of Force Protection Industries, Inc. has received notices from the Australian Government that it has not been selected to continue as the preferred bidder on either of the REDFIN or Land 121 projects, ending Force Protection’s participation in those competitions. Australia’s REDFIN project is a program designed to provide up to 76 vehicles for the Australian Special Forces. Australia’s Land 121 (MSA option) project is a program designed to provide approximately 1,300 vehicles and trailers, as well as related long-term support, for Australia’s core fleet of military assets.

About Force Protection, Inc.

Force Protection, Inc. is a leading designer, developer and manufacturer of survivability solutions, including blast- and ballistic-protected wheeled vehicles currently deployed by the U.S. military and its allies to support armed forces and security personnel in conflict zones. The Company’s specialty vehicles, including the Buffalo, Cougar, Ocelot and the related variants of each, are designed specifically for reconnaissance and other operations and to protect their occupants from landmines, hostile fire, and improvised explosive devices (commonly referred to as roadside bombs). Complementing these efforts, the Company is designing, developing and marketing the JAMMA, a new vehicle platform that provides increased modularity, transportability, speed and mobility. The Company also develops, manufactures, tests, delivers and supports products and services aimed at further enhancing the survivability of users against additional threats.

In addition, the Company provides long-term life cycle support services of its vehicles that involve development of technical data packages, supply of spares, field and depot maintenance activities, assignment of skilled field service representatives, and advanced driver and maintenance training programs. For more information on Force Protection and its products and services, visit www.forceprotection.net.

Force Protection, Inc. Safe Harbor Statement

This communication may contain, in addition to historical information, certain forward-looking statements regarding future events, conditions, circumstances or the future financial performance of the Company.  Often, but not always, forward-looking statements can be identified by the use of words such as “plans,” “expects,” “expected,” “scheduled,” “estimates,” “intends,” “anticipates” or “believes,” or variations of such words and phrases or state that certain actions, events, conditions, circumstances or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved.  Such forward-looking statements are not guarantees or predictions of future performance, and are subject to known and unknown risks, uncertainties and other factors, many of which are beyond our control, that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such risks and uncertainties include: (i) the risk that not all conditions to the cash tender offer, the merger or the other transactions contemplated by the Agreement and Plan of Merger by and among General Dynamics Corporation, a Delaware corporation, Falcon Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of General Dynamics Corporation, and the Company dated as of November 7, 2011 (the “Merger Agreement”) will be satisfied or waived, (ii) the completion of the merger described in the Merger Agreement taking longer than expected, (iii) expectations regarding the growth of the U.S. and world market for blast and ballistic-protected vehicles, products or services, (iv) expectations regarding the U.S. military’s plans or intentions, including the drawdown of operations in Iraq and Afghanistan, (v) expectations regarding the Company’s business development plans and strategy, including the Company’s plans to expand the Company’s product lines, diversify the Company’s business mix, and expand the Company’s markets internationally, (vi) expectations with respect to the Company’s ability to obtain materials, the Company’s ability to improve cost efficiencies and possible future changes in the efficiencies in the Company’s operations, (vii) expectations regarding the Company’s vehicles, products and services that may be purchased by the Company’s customers, including the type of vehicles demanded and other customer demands and expected changes in demand, (viii) expectations regarding the benefits of the Company’s products, services and programs, including the Company’s vehicles’ capabilities and the use of the Company’s vehicles, products and services for other than military purposes, (ix) expectations regarding the Company’s investments in research and development activities for the Company’s vehicles, products and services, (x) expectations regarding any changes in the Company’s cost of sales, the Company’s general and administrative expenses, the Company’s asset impairment expense, the Company’s operating results or the Company’s research and development expenses as a percentage of net sales, (xi) expectations regarding the revenues that may be derived from, and the quantities of vehicles, products and services that may be purchased or ordered pursuant to, existing or possible future contracts or orders by various customers, including statements regarding the estimated value of those orders and contracts and statements about the Company’s backlog, (xii) expectations regarding the benefits that may be realized from the Company’s joint ventures, teaming arrangements and any new ventures or business developed pursuant to them, (xiii) expectations regarding the Company’s expectation to apply prepaid 2011 federal income taxes to the Company’s projected tax obligation during the second half of 2011, (xiv) expectations regarding the Company’s expected cash flow, cash needs and expected capital expenditures, (xv) expectations regarding the Company’s share repurchase program, (xvi) expectations regarding the Company’s derivative instruments and hedging activities, (xvii) expectations regarding the effect of the Company’s income tax positions on the Company’s effective tax rate, (xviii) the Company’s expectations with respect to the matters pending with the U.S. Equal Employment Opportunity Commission (EEOC), (xix) expectations regarding final approval of the state and federal derivative actions and (xx) uncertainties associated with any aspect of the transactions described in the Merger Agreement, including uncertainties relating to the anticipated timing of filings and approvals relating to the transactions, the outcome of legal proceedings that may be instituted against the Company and/or others relating to the transactions, the expected timing of completion of the transactions, the satisfaction of the conditions to the consummation of the transactions and the ability to complete the transactions.  Such risks and uncertainties also include the risk factors and cautionary statements presented in the Company’s periodic reports filed with the Securities and Exchange Commission, including the risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and the Forms 10-Q for the periods ended March 31, 2011, June 30, 2011 and September 30, 2011, respectively. Many of these risks and uncertainties relate to factors that are beyond the Company’s ability to control or estimate precisely, and any or all of the Company’s forward-looking statements may turn out to be wrong.  The Company cannot give any assurance that such forward-looking statements will prove to have been correct.  The reader is cautioned not to unduly rely on these forward-looking statements.  Nothing contained herein shall be deemed to be a forecast, projection or estimate of the future financial performance of the Company unless otherwise stated.  Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

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